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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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                                                                Percentage of         State of Incorporation
Parent                          Subsidiary                      Ownership             or Organization

Damen Financial                 Damen Federal Bank for          100%                  Federal
Corporation                     Savings

Damen Federal Bank for          Dasch, Incorporated             100%                  Illinois
Savings
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